Exhibit 99.1
Advance Auto Parts Reports Fourth Quarter and Full Year 2024 Results

RALEIGH, N.C., February 26, 2025 — Advance Auto Parts, Inc. (NYSE: AAP), a leading automotive aftermarket parts provider in North America, that serves both professional installer and do-it-yourself customers, announced its financial results for the fourth quarter and full year ended December 28, 2024.

"During 2024, we initiated transformative actions to reposition Advance for long-term success and value creation,” said Shane O'Kelly, president and chief executive officer. "We strengthened our focus on the blended-box by divesting non-core assets, closing non-strategic stores and right-sizing our organization. Our supply chain and merchandising teams are accelerating efforts to provide faster access to thousands of parts across our network. From a team perspective, we deployed additional resources to support our frontline team members and our customers. Additionally, we augmented our leadership team with talented executives that bring knowledge of core retail fundamentals."

"We ended 2024 with a healthy balance sheet and strong liquidity to navigate our turnaround. The team is acutely focused on execution and driving stronger accountability. We remain committed to delivering an improved operating performance in 2025 and making progress toward our FY27 goal of achieving an adjusted operating margin of approximately 7%."

Fourth Quarter 2024 Results (1,2,3)
Fourth quarter 2024 net sales totaled $2.0 billion, a decrease of 0.9% compared with the prior year. Comparable store sales for the fourth quarter 2024 decreased 1.0%. Comparable store sales does not include store closing sales at more than 500 corporate locations which will be closing under our restructuring plan.

The company's fourth quarter 2024 gross profit was $347.1 million or 17.4% of net sales. Adjusted fourth quarter 2024 gross profit was $778.6 million or 39.0% of net sales, compared with $819.6 million or 40.7% of net sales in the prior year quarter. The deleverage was primarily driven by atypical items and headwinds in the period that are not included in non-GAAP adjustments. These include (1) end of year inventory adjustments associated with an annual review of vendor balances and inventory associated with DCs closed during the year and (2) margin headwind associated with liquidation sales at closing store and DC locations. We estimate these items collectively impacted fourth quarter 2024 gross margin by approximately 280 basis points.

The company's fourth quarter 2024 SG&A was $1.2 billion, or 58.5% of net sales. Adjusted fourth quarter 2024 SG&A was $878.1 million or 44.0% of net sales compared with $850.7 million or 42.2% of net sales in the prior year quarter. This was primarily driven by higher labor-related expenses compared with the prior year.

The company's fourth quarter operating loss was $820.0 million, or (41.1)% of net sales. Adjusted fourth quarter 2024 operating loss was $99.4 million or (5.0)% of net sales, compared with a loss of $31.0 million or (1.5)% of net sales in
(1) All comparisons are based on the same time period in the prior year. The company calculates comparable store sales based on the change in store or branch sales starting once a location has been open for approximately one year and by including e-commerce sales and excluding sales fulfilled by distribution centers to independently owned Carquest locations. Acquired stores are included in the company's comparable store sales one year after acquisition. The company includes sales from relocated stores in comparable store sales from the original date of opening. Closed stores and stores in process of closing under the restructuring plan are not included in the comparable store sales calculation.

the prior year quarter. Our fourth quarter 2024 adjusted operating margin was negatively impacted by 280 basis points of atypical items and headwinds in the period that are not included in non-GAAP adjustments.

The company's effective tax rate in the fourth quarter of 2024 was 26.2%. The company's diluted loss per share was $10.16. Adjusted fourth quarter diluted loss per share was $1.18 compared with adjusted diluted loss per share of $0.45 in the prior year quarter. Atypical items and headwinds in the period that are not included in non-GAAP adjustments, accounted for approximately $0.68 of loss per share in the fourth quarter.

Full Year 2024 Results (1,2,3)
Full year 2024, net sales totaled $9.1 billion, a decrease of 1.2% from 2023. Comparable store sales for full year 2024 decreased 0.7%. Comparable store sales does not include store closing sales at more than 500 corporate locations which will be closing under our restructuring plan.

The company's full year 2024 gross profit was $3.4 billion, or 37.5% of net sales. Adjusted full year 2024 gross profit was $3.8 billion or 42.2% of net sales, compared with $3.9 billion or 41.9% of net sales in the prior year. The gross margin improvement was primarily driven by lapping the one-time impact in the change for inventory reserves in the prior year offset by strategic pricing investments, atypical items and headwinds in the period that are not included in non-GAAP adjustments. These atypical items included end of year inventory adjustments, liquidation sales at closing store and DC locations, lost revenue related to hurricanes and systems outages. We estimate these items collectively impacted full year 2024 gross margin by approximately 90 basis points.

The company's full year 2024 SG&A was $4.1 billion, or 45.3% of net sales. Adjusted full year 2024 SG&A was $3.8 billion, or 41.8% of net sales, compared with $3.8 billion, or 41.3% of net sales, in the prior year. The deleverage was primarily driven by the lower sales volume compared with the prior year. Full year 2024 SG&A also includes atypical items that are not included in non-GAAP adjustments. These include a gain on sale of asset offset by nonrecurring team member assistance expenses and other charges. In aggregate, we estimate these items drove 30 basis points of favorability for the full year.

The company's full year 2024 operating loss was $713.3 million, or (7.8)% of net sales. Adjusted full year 2024 operating income was $35.2 million or 0.4% of net sales, compared with adjusted operating income of $56.3 million or 0.6% of net sales in the prior year. Our full year 2024 adjusted operating margin was negatively impacted by 60 basis points of atypical items and headwinds in the period that are not included in non-GAAP adjustments.

The company's effective tax rate for full year 2024 was 23.6%. The company's full year 2024 diluted loss per share was $9.80. Adjusted full year 2024 diluted loss per share was $0.29 compared with adjusted diluted loss per share of $0.28 in the prior year quarter. Atypical items and headwinds in the period that are not included in non-GAAP adjustments accounted for approximately $0.64 of loss per share for the full year.

Net cash provided by operating activities was $140.5 million for the full year 2024 versus $141.8 million for the prior year. The decrease was primarily driven by lower net income and deferred income taxes offset by higher working capital. Free cash flow for the full year 2024 was an outflow of $40.3 million, compared with an outflow of $83.9 million in the prior year.

Capital Allocation
On February 11, 2025, the company declared a regular cash dividend of $0.25 per share to be paid on April 25, 2025 to all common stockholders of record as of April 11, 2025.
__________________________
(1) Adjusted Operating Income Margin is a non-GAAP measure. For a better understanding of the company’s non-GAAP adjustments, refer to the reconciliation of non-GAAP financial measures in the accompanying financial tables.
(2) All comparisons are based on continuing operations for the same time period in the prior year, unless otherwise specified. The company calculates comparable store sales based on the change in store or branch sales starting once a location has been open for approximately one year and by including e-commerce sales and excluding sales fulfilled by distribution centers to independently owned Carquest locations. Acquired stores are included in the company's comparable store sales one year after acquisition. The company includes sales from relocated stores in comparable store sales from the original date of opening. Closed stores and stores in process of closing under the restructuring plan are not included in the comparable store sales calculation.
(3) On August 22, 2024, the company entered into a definitive purchase agreement to sell its Worldpac Inc. business (“Worldpac”), which reflects a strategic shift in its business. The sale was completed on November 1, 2024. As a result, the company has classified the results of operations and cash flows of Worldpac as discontinued operations in its condensed consolidated statements of operations and condensed consolidated statements of cash flows for all periods presented.

Strategic Priorities and Financial Objectives (FY25 through FY27)
The company is executing a strategic plan to improve business performance with a focus on core retail improvements. This plan is anchored on three pillars outlined below to put the company on the path to deliver consistent profitable growth.
•Merchandising excellence
◦Strategic sourcing to improve first costs and bring parts to market faster.
◦Assortment management to enhance availability of parts.
◦Pricing and promotions management to improve gross margin.
•Supply chain
◦Consolidation of distribution centers to operate 12 large facilities by end-2026.
◦Opening of 60 market hub locations by mid-2027.
◦Optimization of transportation routes and freight to lower costs and improve productivity.
•Store operations
◦Standardization of store operating model.
◦Improving labor productivity.
◦Accelerate pace of new store openings.

Full Year 2025 Guidance (53 weeks)

	As of February 26, 2025
($ in millions, except per share data)	Low	High
Net sales from continuing operations (1)	$8,400	$8,600
Comparable store sales (52 weeks) (2)	0.5%	1.5%
New store growth	30 new stores
Adjusted operating income margin from continuing operations (4)	2.00%	3.00%
Adjusted diluted EPS from continuing operations (3,4)	$1.50	$2.50
Capital expenditures	Approx. $300
Free cash flow (4)	$(85)	$(25)
(1)    Includes approximately $100 to $120 million of net sales in the 53rd week.

(2)    The company calculates comparable store sales based on the change in store or branch sales starting once a location has been open for approximately one year and by including e-commerce sales and excluding sales fulfilled by distribution centers to independently owned Carquest locations. Acquired stores are included in the company's comparable store sales one year after acquisition. The company includes sales from relocated stores in comparable store sales from the original date of opening. Closed stores and stores in process of closing under the restructuring plan are not included in the comparable store sales calculation.
(3)    Includes approximately $0.40 related to interest income for full year 2025 and approximately $0.05 contribution from the 53rd week.
(4)    Adjusted operating income margin from continuing operations, Adjusted diluted EPS from continuing operations and Free cash flow are non-GAAP measures. For a better understanding of the company's non-GAAP adjustments, refer to the reconciliation of non-GAAP financial measures in the accompanying financial tables. The company is not able to provide a reconciliation of these forward-looking non-GAAP measures because it is unable to predict with reasonable accuracy the value of certain adjustments and as a result, the comparable GAAP measures are unavailable without unreasonable efforts.

First Quarter 2025 Expectations
We are providing select first quarter 2025 expectations, which include the impact of transitory costs associated with closure of stores and DC locations.

($ in millions)	As of February 26, 2025
Net sales from continuing operations	Approx. $ 2,500
Comparable store sales	Decline approx. 2%
Adjusted operating income margin from continuing operations	Approx. (2.00)%

Full Year 2027 Objectives (1)
Our full year 2027 financial objectives are unchanged

Net sales ($ in millions)	Approx. $9,000
Comparable store sales	Positive low-single-digit %
New store growth	50 to 70 new stores
Adjusted operating income margin (1)	Approx. 7.00%
Leverage ratio (Adj. debt/ Adj. EBITDAR) (1)	Approx. 2.5x
(1)Adjusted operating income margin is based on performance of Advance continuing operations. Adjusted operating income margin from continuing operations and Adjusted Debt to Adjusted EBITDAR ratio (“leverage ratio”) are non-GAAP measures. For a better understanding of the company’s non-GAAP adjustments, refer to the reconciliation of non-GAAP financial measures in the accompanying financial tables. The company is not able to provide a reconciliation of these forward-looking non-GAAP measures because it is unable to predict with reasonable accuracy the value of certain adjustments and as a result, the comparable GAAP measures are unavailable without unreasonable efforts.

Investor Conference Call
The company will detail its results for the fourth quarter and full year 2024 via a webcast scheduled to begin at 8 a.m. Eastern Time on Wednesday, February 26, 2025. The webcast will be accessible via the Investor Relations page of the company's website (ir.AdvanceAutoParts.com).

To join by phone, please pre-register online for dial-in and passcode information. Upon registering, participants will receive a confirmation with call details and a registrant ID. While registration is open through the live call, the company suggests registering a minimum 10 minutes before the start of the call. A replay of the conference call will be available on the company's Investor Relations website for one year.

About Advance Auto Parts
Advance Auto Parts, Inc. is a leading automotive aftermarket parts provider that serves both professional installer and do-it-yourself customers. As of December 28, 2024, Advance operated 4,788 stores primarily within the United States, with additional locations in Canada, Puerto Rico and the U.S. Virgin Islands. The company also served 934 independently owned Carquest branded stores across these locations in addition to Mexico and various Caribbean islands. Additional information about Advance, including employment opportunities, customer services, and online shopping for parts, accessories and other offerings can be found at www.AdvanceAutoParts.com.

Investor Relations Contact:	Media Contact:
Lavesh Hemnani	Nicole Ducouer
T: (919) 227-5466	T: (984) 389-7207
E: invrelations@advance-auto.com	E: AAPcommunications@advance-auto.com

Forward-Looking Statements
Certain statements herein are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are usually identifiable by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast, “guidance,” “intend,” “likely,” “may,” “plan,” “position,” “possible,” “potential,” “probable,” “project,” “should,” “strategy,” “target,” “will,” or similar language. All statements other than statements of historical fact are forward-looking statements, including, but not limited to, statements about the Company’s strategic initiatives, restructuring and asset optimization plans, financial objectives, operational plans and objectives, statements about the sale of the Company’s Worldpac business, including statements regarding the benefits of the sale and use of proceeds therefrom, statements regarding expectations for economic conditions, future business and financial performance, as well as statements regarding underlying assumptions related thereto. Forward-looking statements reflect the Company’s views based on historical results, current information and assumptions related to future developments. Except as may be required by law, the Company undertakes no obligation to update any forward-looking statements made herein. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statements. They include, among others, the Company’s ability to hire, train and retain qualified employees, the timing and implementation of strategic initiatives, risks associated with the Company’s restructuring and asset optimization plans, deterioration of general macroeconomic conditions, geopolitical factors including increased tariffs and trade restrictions, the highly competitive nature of the industry, demand for the Company’s products and services, risks relating to the impairment of assets, including intangible assets such as goodwill, access to financing on favorable terms, complexities in the Company’s inventory and supply chain and challenges with transforming and growing its business. Please refer to “Item 1A. Risk Factors” of the company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), as updated by the company’s subsequent filings with the SEC, for a description of these and other risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statements.

Advance Auto Parts, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands), (unaudited)
Assets	December 28, 2024 (1)	December 30, 2023 (1)
Current assets:
Cash and cash equivalents	$1,869,417	$488,049
Receivables, net	544,040	609,528
Inventories	3,612,081	3,893,569
Other current assets	118,002	180,402
Current assets held for sale	—	1,205,473
Total current assets	6,143,540	6,377,021
Property and equipment, net	1,334,338	1,555,985
Operating lease right-of-use assets	2,242,602	2,347,073
Goodwill	598,217	601,159
Other intangible assets, net	405,751	419,161
Other noncurrent assets	73,661	85,988
Noncurrent assets held for sale	—	889,939
Total assets	$10,798,109	$12,276,326

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,407,889	$3,526,079
Accrued expenses	784,635	616,067
Other current liabilities	472,833	396,408
Current liabilities held for sale	—	768,851
Total current liabilities	4,665,357	5,307,405
Long-term debt	1,789,161	1,786,361
Non-current operating lease liabilities	1,897,165	2,039,908
Deferred income taxes	192,671	355,635
Other long-term liabilities	83,813	83,538
Noncurrent liabilities held for sale	—	183,751
Total liabilities	8,628,167	9,756,598
Total stockholders’ equity	2,169,942	2,519,728
Total liabilities and stockholders’ equity	$10,798,109	$12,276,326
(1) This condensed consolidated balance sheet has been prepared on a basis consistent with the company's previously prepared balance sheets filed with the Securities and Exchange Commission ("SEC"), but does not include the footnotes required by accounting principles generally accepted in the United States of America (“GAAP”).

Advance Auto Parts, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(in thousands, except per share data), (unaudited)
	Twelve Weeks Ended	Twelve Weeks Ended	Fifty-Two Weeks Ended	Fifty-Two Weeks Ended
	December 28, 2024 (1)	December 30, 2023 (1)	December 28, 2024 (1)	December 30, 2023 (1)
Net sales	$1,996,025	$2,014,405	$9,094,327	$9,209,075
Cost of sales	1,648,908	1,194,776	5,685,807	5,348,966
Gross profit	347,117	819,629	3,408,520	3,860,109
Selling, general and administrative expenses, exclusive of restructuring and related expenses	879,021	851,676	3,812,924	3,805,235
Restructuring and related expenses	288,098	10,308	308,902	15,987
Selling, general and administrative expenses	1,167,119	861,984	4,121,826	3,821,222
Operating (loss) income	(820,002)	(42,355)	(713,306)	38,887
Other, net:
Interest expense	(18,906)	(18,041)	(81,033)	(87,989)
Other income, net	13,471	1,692	26,241	1,924
Total other, net	(5,435)	(16,349)	(54,792)	(86,065)
Loss before provision for income taxes	(825,437)	(58,704)	(768,098)	(47,178)
Provision for income taxes	(215,906)	(23,514)	(181,143)	(17,154)
Net loss from continuing operations	(609,531)	(35,190)	(586,955)	(30,024)
Net income from discontinued operations	194,754	62	251,167	59,759
Net (loss) income	$(414,777)	$(35,128)	$(335,788)	$29,735

Basic loss per common share from continuing operations	$(10.20)	$(0.59)	$(9.84)	$(0.51)
Basic earnings per common share from discontinued operations	3.26	—	4.21	1.01
Basic (loss) earnings per common share	$(6.94)	$(0.59)	$(5.63)	$0.50
Basic weighted-average common shares outstanding	59,743	59,504	59,647	59,432

Diluted loss per common share from continuing operations	$(10.16)	$(0.59)	$(9.80)	$(0.50)
Diluted earnings per common share from discontinued operations	3.24	—	4.19	1.00
Diluted (loss) earnings per common share	$(6.92)	$(0.59)	$(5.61)	$0.50
Diluted weighted-average common shares outstanding	59,978	59,675	59,902	59,608
(1) These preliminary condensed consolidated statements of operations have been prepared on a basis consistent with the company's previously prepared statements of operations filed with the SEC, but do not include the footnotes required by GAAP.

Advance Auto Parts, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands), (unaudited)
	Fifty-Two Weeks Ended
	December 28, 2024 (1)	December 30, 2023 (1)
Cash flows from operating activities:
Net (loss) income	$(335,788)	$29,735
Net income from discontinued operations	251,167	59,759
Net (loss) income from continuing operations	(586,955)	(30,024)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	291,980	269,430
Share-based compensation	42,193	40,905
Write-down on receivables	34,176	—
Loss on sale and impairment of long-lived assets	157,957	857
Provision for deferred income taxes	(203,276)	(37,175)
Other, net	3,968	3,267
Net change in:
Receivables, net	28,952	(114,745)
Inventories	270,403	(64,146)
Accounts payable	(110,112)	57,518
Accrued expenses	126,588	94,698
Other assets and liabilities, net	84,630	(78,797)
Net cash provided by operating activities from continuing operations	140,504	141,788
Net cash (used in) provided by operating activities from discontinued operations	(55,871)	145,587
Net cash provided by operating activities	84,633	287,375
Cash flows from investing activities:
Purchases of property and equipment	(180,800)	(225,672)
Proceeds from sales of property and equipment	13,394	6,922
Net cash used in investing activities from continuing operations	(167,406)	(218,750)
Net cash provided by (used in) investing activities from discontinued operations	1,522,160	(16,739)
Net cash provided by (used in) investing activities	1,354,754	(235,489)
Cash flows from financing activities:
Borrowings under credit facilities	—	4,805,000
Payments on credit facilities	—	(4,990,000)
Proceeds from issuance of senior unsecured notes, net	—	599,571
Dividends paid	(59,855)	(209,293)
Purchase of noncontrolling interests	(9,101)	—
Repurchases of common stock	(6,501)	(14,518)
Other, net	447	(1,493)
Net cash (used in) provided by financing activities	(75,010)	189,267
Effect of exchange rate changes on cash	1,569	(8,487)
Net increase in cash and cash equivalents	1,365,946	232,666
Cash and cash equivalents, beginning of period	503,471	270,805
Cash and cash equivalents, end of period	$1,869,417	$503,471

Summary of cash and cash equivalents:
Cash and cash equivalents of continuing operations, end of period	$1,869,417	$488,049
Cash and cash equivalents of discontinued operations, end of period	—	15,422
Cash and cash equivalents, end of period	$1,869,417	$503,471

Advance Auto Parts, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (continued)
(in thousands), (unaudited)
	Fifty-Two Weeks Ended
	December 28, 2024 (1)	December 30, 2023 (1)
Supplemental cash flow information:
Interest paid	$75,740	$73,844
Income tax payments	$37,037	$98,792

Non-cash transactions:
Accrued purchases of property and equipment	$14,841	$5,287
Transfer of property and equipment from (to) assets related to discontinued operations to (from) continuing operations	$7,262	$(1,666)
(1) This condensed consolidated statement of cash flows has been prepared on a basis consistent with the company's previously prepared statements of operations filed with the SEC, but does not include the footnotes required by GAAP.

Reconciliation of Non-GAAP Financial Measures
The company's financial results include certain financial measures not derived in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Non-GAAP financial measures, including Adjusted Net income, Adjusted EPS, Adjusted SG&A Margin, and Adjusted Operating Income, should not be used as a substitute for GAAP financial measures, or considered in isolation, for the purpose of analyzing our operating performance, financial position or cash flows.

2024 Restructuring Plan

On November 13, 2024, the company’s Board of Directors approved a restructuring and asset optimization plan (“2024 Restructuring Plan”) designed to improve the Company’s profitability and growth potential and streamline its operations. This plan anticipates closure of approximately 500 stores, approximately 200 independent locations and four distribution centers by mid-2025, as well as headcount reductions.

Other Restructuring Initiatives

In November 2023, the company announced a strategic and operational plan which would result in $150.0 million of savings, of which $50.0 million would be reinvested into frontline team members. In addition to a reduction in workforce, this plan streamlines the company’s supply chain by configuring a multi-echelon supply chain by leveraging current asset and operating fewer, more productive distribution centers that focus on replenishment and move more parts closer to the customer. In achieving this plan, the company is in process of converting certain distribution centers and stores into market hubs. In addition to providing replenishment to near-by stores, market hubs support retail operations. In addition to the distribution network optimization, other restructuring expenses included Worldpac post transaction-related expenses and other expenses defined below.

The company has presented these non-GAAP financial measures as the company believes that the presentation of the financial results that exclude (1) transformation expenses under the company’s turnaround plan, (2) other significant expenses and (3) nonrecurring tax expense are useful and indicative of the company's base operations because the expenses vary from period to period in terms of size, nature and significance. These measures assist in comparing the company’s current operating results with past periods and with the operational performance of other companies in the industry. The disclosure of these measures allows investors to evaluate the company’s performance using the same measures management uses in developing internal budgets and forecasts and in evaluating management’s compensation. Included below is a description of the expenses the company has determined are not normal, recurring cash operating expenses necessary to operate the company’s business and the rationale for why providing these measures is useful to investors as a supplement to the GAAP measures.

Transformation Expenses — Expenses incurred in connection with the Company's turnaround plans and specific transformative activities related to asset optimization that the Company does not view to be normal cash operating expenses. These expenses primarily include:
•Restructuring and other related expenses — Expenses relating to strategic initiatives, including severance expense, retention bonuses offered to store-level employees to help facilitate the closing of stores, incremental reserves related to the collectibility of receivables resulting from contract terminations with certain independents associated with the 2024 Restructuring Plan and third-party professionals assisting in the development and execution of the strategic initiatives.
•Inventory write-down — Expenses relating to the incremental write-down of inventory to net realizable value due to liquidation sales and streamlining inventory assortment due to store and distribution center closures associated with the 2024 Restructuring Plan.

•Impairment and write-down of long-lived assets - Expenses relating to the impairment of operating lease ROU assets and property and equipment, incremental depreciation as a result of accelerating long-lived assets over a shorter useful life, and incremental lease abandonment expenses as a result of accelerating ROU asset amortization for leases the Company expects to exit before the end of the contractual term, net of gains on lease terminations, in connection with the 2024 Restructuring Plan and Other Restructuring Plan.
•Distribution network optimization — Expenses primarily relating to the conversion of the stores and distribution centers to market hubs, including temporary labor, incremental depreciation as a result of accelerating long-lived assets over a shorter useful life, nonrecurring professional service fees and team member severance.

Other Expenses — Expenses incurred by the Company that are not viewed as normal cash operating expenses and vary from period to period in terms of size, nature, and significance. These expenses primarily include:

•Other professional service fees — Expenses relating to nonrecurring services rendered by third-party vendors engaged to perform a strategic business review, including the Company’s transformation initiatives.
•Worldpac post transaction-related expenses — Expenses primarily relating to non-recurring separation activities provided by third-party professionals subsequent to the sale of Worldpac.
•Executive turnover — Expenses associated with the hiring search for leadership positions and compensation.
•Material weakness remediation — Incremental expenses associated with the remediation of the Company’s previously-disclosed material weaknesses in internal control over financial reporting.
•Cybersecurity incident— Expenses related to the response and remediation of a cybersecurity incident.
Nonrecurring Tax Expense — Income tax incurred by the Company from the book to tax basis difference in the Worldpac Canada stock directly resulting from the sale of Worldpac.

The following tables include reconciliations of this information to the most comparable GAAP measures:

Reconciliation of Adjusted Net Income and Adjusted EPS:

	Twelve Weeks Ended		Fifty-Two Weeks Ended
(in thousands, except per share data)	December 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
Net loss from continuing operations (GAAP)	$(609,531)	$(35,190)	$(586,955)	$(30,024)
Cost of sales adjustments:
Transformation expenses:
Inventory write-down	431,529	—	431,529	—
Selling, general and administrative adjustments:
Transformation expenses:
Restructuring and other related expenses (1)	60,682	7,516	60,682	7,835
Impairment and write-down of long-lived assets (2)	204,156	—	204,156	—
Distribution network optimization (3)	5,769	—	19,713	—
Other expenses:
Other professional service fees	10,233	—	15,533	—
Worldpac post transaction-related expenses	7,258	—	7,258	—
Executive turnover	—	2,792	1,561	8,152
Material weakness remediation	930	1,009	4,579	1,438
Cybersecurity incident	—	—	3,491	—
Other income adjustments:
TSA services	(2,537)	—	(2,537)	—
Provision for income taxes on adjustments (4)	(179,505)	(2,829)	(186,491)	(4,356)
Nonrecurring tax expense (5)	—	—	10,000	—
Adjusted net loss (Non-GAAP)	$(71,016)	$(26,702)	$(17,481)	$(16,955)

Diluted loss per share from continuing operations (GAAP)	$(10.16)	$(0.59)	$(9.80)	$(0.50)
Adjustments, net of tax	8.98	0.14	9.51	0.22
Adjusted loss per share from continuing operations (Non-GAAP)	$(1.18)	$(0.45)	$(0.29)	$(0.28)

(1) Restructuring and other related expenses included transactional expenses due to incremental receivable reserves resulting from contract terminations with certain independents as part of the 2024 Restructuring Plan of $24.7 million, severance and other labor related costs of $15.2 million as part of the 2024 Restructuring Plan, and nonrecurring services rendered by third-party vendors assisting with the 2024 Restructuring Plan of $20.8 million.
(2) During the fifty-two weeks ended December 28, 2024, the Company recorded impairment charges for ROU assets and property and equipment of $171.4 million and incremental accelerated depreciation and amortization for property and equipment and ROU assets of $32.7 million. December 28, 2024
(3) Distribution network optimization includes incremental depreciation as a result of accelerating long-lived assets over a shorter useful life of $5.0 million.
(4) The income tax impact of non-GAAP adjustments is calculated using the estimated tax rate in effect for the respective non-GAAP adjustments.
(5) Income tax incurred by the Company from the book to tax basis difference in the Worldpac Canada stock directly resulting from the sale of Worldpac.

Reconciliation of Gross Profit

	Twelve Weeks Ended		Fifty-Two Weeks Ended
(in thousands)	December 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
Gross Profit (GAAP)	$347,117	$819,629	$3,408,520	$3,860,109
Gross Profit adjustments	431,529	—	431,529	—
Adjusted Gross Profit (Non-GAAP)	$778,646	$819,629	$3,840,049	$3,860,109

Reconciliation of Adjusted Selling, General and Administrative Expenses

	Twelve Weeks Ended		Fifty-Two Weeks Ended
(in thousands)	December 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
SG&A (GAAP)	$1,167,119	$861,984	$4,121,826	$3,821,222
SG&A adjustments	289,028	11,317	316,973	17,425
Adjusted SG&A (Non-GAAP)	$878,091	$850,667	$3,804,853	$3,803,797

Reconciliation of Adjusted Operating Income:

	Twelve Weeks Ended		Fifty-Two Weeks Ended
(in thousands)	December 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
Operating (loss) income (GAAP)	$(820,002)	$(42,355)	$(713,306)	$38,887
COGS adjustments	431,529	—	431,529	—
SG&A adjustments	289,028	11,317	316,973	17,425
Adjusted operating (loss) income (Non-GAAP)	$(99,445)	$(31,038)	$35,196	$56,312

NOTE: Adjusted gross profit, Adjusted gross margin (calculated by dividing Adjusted gross profit by Net sales), Adjusted SG&A, Adjusted SG&A as a percentage of Net sales, Adjusted operating income and Adjusted operating income margin (calculated by dividing Adjusted operating income by Net sales) are non-GAAP measures. Management believes these non-GAAP measures are important metrics in assessing the overall performance of the business and utilizes these metrics in its ongoing reporting. On that basis, management believes it is useful to provide these metrics to investors and prospective investors to evaluate the company’s operating performance across periods adjusting for these items (refer to the reconciliations of non-GAAP adjustments above). These non-GAAP measures might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures reported by other companies. Non-GAAP measures should not be used by investors or third parties as the sole basis for formulating investment decisions, as they may exclude a number of important cash and non-cash recurring items.

Reconciliation of Free Cash Flow:
	Fifty-Two Weeks Ended
(in thousands)	December 28, 2024	December 30, 2023
Cash flows from operating activities	$140,504	$141,788
Purchases of property and equipment	(180,800)	(225,672)
Free cash flow	$(40,296)	$(83,884)

Adjusted Debt to Adjusted EBITDAR Ratio: (1)
	Four Quarters Ended
(in thousands, except adjusted debt to adjusted EBITDAR ratio)	December 28, 2024	December 30, 2023
Total GAAP debt	$1,789,161	$1,786,361
Add: Operating lease liabilities	2,358,693	2,423,183
Adjusted debt	$4,147,854	$4,209,544

GAAP Net income	$(586,955)	$(30,024)
Depreciation and amortization	291,980	269,430
Interest expense	81,033	87,989
Other income, net	(26,242)	(1,924)
Provision for income taxes	(181,143)	(17,154)
Rent expense	587,845	533,693
Share-based compensation	44,596	45,647
Other nonrecurring charges (2)	27,179	12,419
Transformation related charges (3)	742,458	29,719
Adjusted EBITDAR	$980,751	$929,795

Adjusted debt to adjusted EBITDAR ratio	4.2	4.5
(1)The four quarters ended December 30, 2023 reflect the corrected results, which include the correction of non-material errors the company discovered in previously reported results.
(2) The adjustments to the four quarters ended December 28, 2024 include expenses associated with the company's material weakness remediation efforts and executive search charges and the adjustments to the four quarters ended December 30, 2023 represent charges incurred resulting from the early redemption of the company's 2023 senior unsecured notes.
(3) Transformation related charges include transformation plans designed to improve the company’s profitability and growth potential and streamline its operations. These charges primarily relate to inventory write-down charges and impairments on long-lived assets.

NOTE: Management believes its Adjusted Debt to Adjusted EBITDAR ratio (“leverage ratio”) is a key financial metric for debt securities, as reviewed by rating agencies, and believes its debt levels are best analyzed using this measure. The company’s goal is to maintain an investment grade rating. The company's credit rating directly impacts the interest rates on borrowings under its existing credit facility and could impact the company's ability to obtain additional funding. If the company was unable to maintain its investment grade rating, this could negatively impact future performance and limit growth opportunities. Similar measures are utilized in the calculation of the financial covenants and ratios contained in the company's financing arrangements. The leverage ratio calculated by the company is a non-GAAP measure and should not be considered a substitute for debt to net earnings, net earnings or debt as determined in accordance with GAAP. The company adjusts the calculation to remove rent expense and to add back the company’s existing operating lease liabilities related to their right-of-use assets to provide a more meaningful comparison with the company’s peers and to account for differences in debt structures and leasing arrangements. The company’s calculation of its leverage ratio might not be calculated in the same manner as, and thus might not be comparable to similarly titled measures by other companies.

Store Information:

During the fifty-two weeks ended December 28, 2024, 42 stores were opened and 40 were closed, resulting in a total of 4,788 stores as of December 28, 2024, compared with a total of 4,786 stores as of December 30, 2023.

The below table summarizes the changes in the number of company-operated stores during the twelve and fifty-two weeks ended December 28, 2024:

	Twelve Weeks Ended
	AAP	CARQUEST	Total
October 5, 2024	4,492	289	4,781
New	18	—	18
Closed	(5)	(6)	(11)
Converted	2	(2)	—
December 28, 2024	4,507	281	4,788

	Fifty-Two Weeks Ended
	AAP	CARQUEST	Total
December 30, 2023	4,484	302	4,786
New	41	1	42
Closed	(22)	(18)	(40)
Converted	4	(4)	—
December 28, 2024	4,507	281	4,788